McKESSON CORPORATION

STATEMENT OF TERMS AND CONDITIONS APPLICABLE TO
OPTIONS, RESTRICTED STOCK, RESTRICTED STOCK UNITS AND PERFORMANCE SHARES GRANTED TO CHIEF EXECUTIVE
OFFICER PURSUANT TO THE 2005 STOCK PLAN

(As Amended through May 23, 2006)

I.	INTRODUCTION

The following terms and conditions shall apply to each Award granted on or after May 23, 2006 under the Plan to an Employee eligible to participate in the Plan. This Statement of Terms and Conditions is intended to meet the requirements of Code Section 409A and any rules promulgated thereunder and is subject to the terms of the Plan and of any Award made pursuant to the Plan. In the event of any inconsistency between this Statement of Terms and Conditions and the Plan, the Plan shall govern. Capitalized terms not otherwise defined in this Statement of Terms and Conditions shall have the meaning set forth in the Plan.

II.	OPTIONS

1. Option Notice and Agreement. An Option granted under the Plan shall be evidenced by an Option Agreement setting forth the terms and conditions of the Option, including whether the Option is an Incentive Stock Option or a Nonstatutory Stock Option and the number Shares subject to the Option. Each Option Agreement shall incorporate by reference and be subject to this Statement of Terms and Conditions and the terms and conditions of the Plan.

2. Exercise Price. The per Share Exercise Price of an Option, as specified in the Option Agreement, shall be equal to or greater than the per Share Fair Market Value of the Shares underlying the Option on the Grant Date.

3. Option Period. An Option shall be exercisable only during the applicable Option Period, and during such Option Period the exercisability of the Option shall be subject to the vesting provisions of Section II.4 as modified by the rules set forth in Sections II.5 and V. The Option Period shall be not more than seven years from the Grant Date.

4. Vesting of Right to Exercise Options.

(A) Except as provided in Section V, an Option shall be exercisable during the Option Period in accordance with the following vesting schedule: (i) 25% of the Shares subject to the Option shall vest on the first anniversary of the Grant Date; (ii) an additional 25% of the Shares shall vest on the second anniversary of the Grant Date; (iii) an additional 25% of the Shares shall vest on the third anniversary of the Grant Date; and (iv) the remaining 25% of the Shares subject to the Option shall vest on the fourth anniversary of the Grant Date. Notwithstanding the foregoing, the Administrator may specify a different vesting schedule at the time the Option is granted and as specified in the Option Agreement.

(B) Any vested portion of an Option not exercised hereunder shall accumulate and be exercisable at any time on or before the Termination Date, subject to the rules set forth in Section V. No Option may be exercised for less than 5% of the total number of Shares then available for exercise under such Option. In no event shall the Corporation be required to issue fractional shares.

5. Limits on Option Period and Acceleration of Vesting. The Option Period may end before the Termination Date, and in the circumstances described in Sections II.5(B), (D), (E) and (F), the vesting schedule of an Option may be accelerated, (subject to the provisions of Section V), as follows:

(A) If a Participant ceases to be a bona fide employee of the Corporation or of its affiliates during the Option Period for reasons other than for Cause (as defined herein), Long-Term Disability, Normal or Early Retirement or death, the Option Period shall end ninety days after the date of the Participant’s termination of employment or on the Termination Date, whichever occurs first and in all cases the Option shall be exercisable only to the extent that it was exercisable under the provisions of the foregoing Section II.4 at the time of such termination of employment. If a Participant is absent from work with the Corporation or an affiliate because of his or her Short-Term Disability or because the Participant is on an approved leave of absence, the Participant shall not be deemed during the period of any such absence, by virtue of such absence alone, to have terminated employment with the Corporation or an affiliate except as the Administrator may otherwise expressly determine. Notwithstanding the foregoing, if the Participant is on a voluntarily leave of absence for the purpose of serving the government of the country of which the Participant is a citizen or in which the Participant’s principal place of employment is located and such leave exceeds twelve months in duration, then the Participant shall be deemed to have terminated employment with the Corporation or an affiliate for purposes of this Section II.5(A).

(B) If a Participant ceases to be a bona fide employee of the Corporation or of its affiliates (for reasons other than for Cause, Long-Term Disability, Normal or Early Retirement or death) during the Option Period, the Administrator may, in its sole and absolute discretion (and subject to conditions deemed appropriate in the circumstances) approve the continuation of the vesting schedule of the Participant’s Option. The Option Period for any Option that continues to vest pursuant to this subsection (B) shall end ninety days after the last Option installment vests, or on the Termination Date, whichever occurs first.

(C) If the Participant’s employment is terminated for Cause during the Option Period, the Option Period shall end on the date of such termination of employment and the Option shall thereupon not be exercisable to any extent whatsoever.

(D) If a Participant ceases to be a bona fide employee of the Corporation or of its affiliates due to his or her Long-Term Disability during the Option Period, the vesting schedule of the Participant’s Option shall be accelerated, the Option shall become fully exercisable and the Option Period shall end three years after the date of the Participant’s termination of employment or on the Termination Date, whichever occurs first.

(E) If the Participant’s employment is terminated:

(i) by reason of Normal Retirement, the vesting schedule of the Participant’s Option shall be accelerated and the Option shall become fully exercisable as of the date of Normal Retirement; or

(ii) by reason of Early Retirement, the Option shall be exercisable only to the extent that it was exercisable under the provisions of the foregoing Section II.4 at the time of such Early Retirement; provided, however, that the Administrator may, in its sole discretion (and subject to conditions deemed appropriate in the circumstances), either (A) accelerate the vesting schedule of the Participant’s Option effective as of the date of the Participant’s Early Retirement or (B) approve the continuation of the vesting schedule of the Participant’s Option.

(iii) With respect to an Option held by a Participant at Normal or Early Retirement, the Option Period for that portion of the Option designated as a Nonstatutory Stock Option shall end three years after the date of retirement or on the Termination Date, whichever occurs first; provided, however, that in the case of an Option held by a Participant at Early Retirement as to which the Administrator exercises its discretionary authority to approve the continuation of the vesting schedule, the Option Period shall end on the earlier of the Termination Date or three years after the last Option installment vests.

(F) If a Participant should die while in the employ of the Corporation or an affiliate and during the Option Period, the vesting schedule of the Participant’s Option shall be accelerated and the Option shall become fully exercisable, the Option Period shall end three years after the date of death or on the Termination Date, whichever occurs first, and the Participant’s Beneficiary may exercise the entire unexercised portion of the then exercisable Shares covered by such Option (or any lesser amount) remaining on the date of death.

(G) If a Participant who ceases to be a bona fide employee of the Corporation or an affiliate is subsequently rehired prior to the expiration of his or her Option, then the Option shall continue to remain outstanding until such time as the Participant subsequently terminates employment. Upon the Participant’s subsequent termination of employment, the post-termination exercise period calculated pursuant to the terms and conditions of this Section II.5 shall be reduced by the number days between the date of the Participant’s initial termination of employment and his or her re-hire date; provided, however, that if the rehired Participant continues to be employed by the Corporation or an affiliate for at least one year from his or her rehire date, then the post termination exercise period for the Option shall be determined in accordance with Sections II.5(A) through (F) and shall not be adjusted as described above.

6. Method of Exercise. A Participant may exercise an Option with respect to all or any part of the exercisable Shares as follows:

(A) By giving the Corporation, or its authorized representative designated for this purpose, written notice of such exercise specifying the number of Shares as to which the Option is so exercised. Such notice shall be accompanied by an amount equal to the Exercise Price of such Shares, in the form of any one or combination of the following: cash or a certified check, bank draft, postal or express money order payable to the order of the Corporation in lawful money of the United States. The Participant may pay the Exercise Price, in whole or in part, by tendering to the Corporation or its authorized representative Shares which have been owned by the Participant for at least six months prior to said tender, and having a fair market value, as determined by the Corporation, equal to the Exercise Price, or in lieu of the delivery of actual Shares in such tender, the Corporation may accept an attestation by the Participant, in a form prescribed by the Corporation or its authorized representative, that the Participant owns sufficient Shares, which have been owned by the Participant for at least six months prior to said tender, of record or in an account in street name to satisfy the Exercise Price, and such attestation will be deemed a tender of Shares for purposes of this method of exercise. In the event a Participant tenders Shares to pay the Exercise Price, tender of Shares acquired through exercise of an Incentive Stock Option may result in unfavorable income tax consequences unless such Shares are held for at least two years from the Grant Date of the Incentive Stock Option and one year from the date of exercise of the Incentive Stock Option. The Corporation or its authorized representative may accept payment of the Exercise Price in the form of a Participant’s personal check. Payment may also be made by delivery (including by FAX transmission) to the Corporation or its authorized representative of an executed irrevocable option exercise form together with irrevocable instructions to an approved registered investment broker to sell Shares in an amount sufficient to pay the Exercise Price plus any applicable withholding taxes and to transfer the proceeds of such sale to the Corporation.

(B) If required by the Corporation, by giving satisfactory assurance in writing, signed by the Participant, the Participant shall give his or her assurance that the Shares subject to the Option are being purchased for investment and not with a view to the distribution thereof; provided that such assurance shall be deemed inapplicable to (1) any sale of the Shares by such Participant made in accordance with the terms of a registration statement covering such sale, which has heretofore been (or may hereafter be) filed and become effective under the Securities Act of 1933, as amended (the “Securities Act”) and with respect to which no stop order suspending the effectiveness thereof has been issued, and (2) any other sale of the Shares with respect to which, in the opinion of counsel for the Corporation, such assurance is not required to be given in order to comply with the provisions of the Securities Act.

(C) As soon as practicable after receipt of the notice and the assurance described in Sections II.6(A) and (B), the Corporation shall, without transfer or issue tax (except for withholding tax arrangements contemplated in Section VII.6) and without other incidental expense to the Participant, cause an appropriate book entry to be entered in the records of the Corporation’s transfer agent recording the Participant’s unrestricted interest in the purchased Shares; provided, however, that the time of such delivery may be postponed by the Corporation for such period as may be required for it with reasonable diligence to comply with applicable registration requirements under the Securities Act, the Exchange Act, any applicable listing requirements of any national securities exchange and requirements under any other law or regulation applicable to the issuance or transfer of the Shares.

7. Limitations on Transfer. An Option shall, during a Participant’s lifetime, be exercisable only by the Participant. No Option or any right granted thereunder shall be transferable by the Participant by operation of law or otherwise, other than by will or the laws of descent and distribution. Notwithstanding the foregoing, (i) a Participant may designate a beneficiary to succeed, after the Participant’s death, to all of the Participant’s Options outstanding on the date of death; (ii) a Nonstatutory Stock Option may be transferable pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act; and (iii) any Participant, who is a senior executive officer recommended by the Chief Executive Officer and approved by the Administrator may voluntarily transfer any Nonstatutory Stock Option to a Family Member as a gift or through a transfer to an entity in which more than 50% of the voting interests are owned by Family Members (or the Participant) in exchange for an interest in that entity. In the event of any attempt by a Participant to alienate, assign, pledge, hypothecate, or otherwise dispose of an Option or of any right thereunder, except as provided herein, or in the event of the levy of any attachment, execution, or similar process upon the rights or interest hereby conferred, the Corporation at its election may terminate the affected Option by notice to the Participant and the Option shall thereupon become null and void.

8. No Shareholder Rights. Neither a Participant nor any person entitled to exercise a Participant’s rights in the event of the Participant’s death shall have any of the rights of a shareholder with respect to the Shares subject to an Option except to the extent that a book entry has been entered in the records of the Corporation’s transfer agent with respect to such Shares upon the exercise of an Option.

III.	RESTRICTED STOCK

1. Restricted Stock Agreement. A Restricted Stock Award granted under the Plan shall be evidenced by a Restricted Stock Agreement to be executed by the Participant and the Corporation setting forth the terms and conditions of the Restricted Stock Award. Each Restricted Stock Agreement shall incorporate by reference and be subject to this Statement of Terms and Conditions and the terms and conditions of the Plan.

2. Rights with Respect to Shares of Restricted Stock. Upon written acceptance of a grant of Restricted Stock Award by a Participant, including the restrictions and other terms and conditions described in the Plan, the Restricted Stock Agreement and herein, the Corporation shall cause an appropriate book entry to be entered in the records of the Corporation’s transfer agent recording the Participant’s interest in the Restricted Stock. From and after the Grant Date, the Participant shall have absolute ownership of such shares of Restricted Stock, including the right to vote and to receive dividends thereon, subject to the terms, conditions and restrictions described in the Plan, the Restricted Stock Agreement and this Statement of Terms and Conditions.

3. Special Restrictions. Each Restricted Stock Award made under the Plan shall contain the following terms, conditions and restrictions and such additional terms, conditions and restrictions as may be determined by the Administrator; provided, however, that no Restricted Stock grant shall be subject to additional terms, conditions and restrictions which are more favorable to a Participant than the terms, conditions and restrictions set forth elsewhere in the Plan, the Restricted Stock Agreement or this Statement of Terms and Conditions.

(A) Restrictions. Until the restrictions imposed on any Restricted Stock grant shall lapse, shares of Restricted Stock granted to a Participant: (i) shall not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of, other than pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act and (ii) shall, if the Participant’s continuous employment with the Corporation or any of its affiliates shall terminate for any reason (except as otherwise provided in the Plan or in Section III.3(B)) be returned to the Corporation forthwith, and all the rights of the Participant to such shares shall immediately terminate. If a Participant is absent from work with the Corporation or an affiliate because of his or her Short-Term Disability or because the Participant is on an approved leave of absence, the Participant shall not be deemed during the period of any such absence, by virtue of such absence alone, to have terminated employment with the Corporation or an affiliate except as the Administrator may otherwise expressly determine. Notwithstanding the foregoing, if the Participant is on a voluntarily leave of absence for the purpose of serving the government of the country of which the Participant is a citizen or in which the Participant’s principal place of employment is located and such leave exceeds twelve months in duration, then the Participant shall be deemed to have terminated employment with the Corporation or an affiliate for purposes of this Section III.3(A).

(B) Termination of Employment by Reason of Death, Long-Term Disability or Normal Retirement. Notwithstanding any provision contained herein or in the Plan or the Restricted Stock Agreement to the contrary, if a Participant who has been in the continuous employment of the Corporation or any of its affiliates since the Grant Date of a Restricted Stock Award ceases to be a bona fide employee of the Corporation or an affiliate as a result of death, Long-Term Disability, or Normal Retirement, then the restrictions imposed on any Restricted Stock Award shall lapse as to all shares of stock granted to such Participant pursuant to such Restricted Stock Award on the date of such termination.

(C) Termination of Employment by Reason of Early Retirement. Notwithstanding any provision contained herein or in the Plan or the Restricted Stock Agreement to the contrary, if a Participant who has been in the continuous employment of the Corporation or any of its affiliates since the Grant Date of a Restricted Stock Award ceases to be a bona fide employee of the Corporation of an affiliate by reason of Early Retirement, the Administrator may, in its sole discretion (and subject to conditions deemed appropriate in the circumstances), accelerate the vesting schedule of the Participant’s Restricted Stock Award effective as of the date of the Participant’s Early Retirement.

4. Dividends. Cash dividends paid with respect to the Restricted Stock during the Restriction Period shall be paid directly to the Participant during the Restriction Period. Stock dividends paid with respect to Restricted Stock during the Restriction Period shall be treated as Restricted Stock which shall be subject to the same restrictions as the original award for the duration of the Restricted Period.

5. Election to Recognize Gross Income in the Year of Grant. If any Participant validly elects within thirty days of the Grant Date, to include in gross income for federal income tax purposes an amount equal to the fair market value of the shares of Restricted Stock granted on the Grant Date, such Participant shall pay to the Corporation, or make arrangements satisfactory to the Administrator to pay to the Corporation in the year of such grant, any federal, state or local taxes required to be withheld with respect to such shares in accordance with Section VII.6.

6. Restrictive Legend. Each book entry in the records of the Corporation’s transfer agent evidencing shares of stock granted pursuant to a Restricted Stock grant may bear an appropriate legend referring to the terms, conditions and restrictions described in the Plan, the Restricted Stock Agreement and this Statement of Terms and Conditions.

7. Expiration of Restricted Period. If and when the Restriction Period applicable to the Restricted Stock expires without a prior forfeiture, an appropriate book entry recording the Participant’s interest in the unrestricted Shares shall be entered on the records of the Corporation’s transfer agent.

IV.	RESTRICTED STOCK UNITS AND PERFORMANCE SHARES

1. Award Agreement.

(A) A Restricted Stock Unit Award granted under the Plan shall be evidenced by a Restricted Stock Unit Agreement to be executed by the Participant and the Corporation setting forth the terms and conditions of the Restricted Stock Unit Award. Each Restricted Stock Unit Agreement shall incorporate by reference and be subject to this Statement of Terms and Conditions and the terms and conditions of the Plan.

(B) Performance Shares granted under the Plan shall be evidenced by a Performance Share Agreement to be executed by the Participant and the Corporation setting forth the terms and conditions of the Performance Shares. Each Performance Share Agreement shall incorporate by reference and be subject to this Statement of Terms and Conditions and the terms and conditions of the Plan.

2. Special Restrictions. Restricted Stock Unit Awards and Performance Shares granted under the Plan shall contain the following terms, conditions and restrictions and such additional terms, conditions and restrictions as may be determined by the Administrator; provided, however, that no such Award shall be subject to additional terms, conditions and restrictions which are more favorable to a Participant than the terms, conditions and restrictions set forth elsewhere in the Plan, the Restricted Stock Unit Agreement or Performance Share Agreement or this Statement of Terms and Conditions.

(A) Restrictions. If a Participant ceases to be a bona fide employee of the Corporation or an affiliates (except as otherwise provided in the Plan or in Section III.3(B) or (C)) prior to the lapse of the restrictions imposed on the Award, the unvested Restricted Stock Units or Performance Shares shall be returned to the Corporation, and all the rights of the Participant to such Share Equivalents shall immediately terminate. If a Participant is absent from work with the Corporation or an affiliate because of his or her Short-Term Disability or because the Participant is on an approved leave of absence, the Participant shall not be deemed during the period of any such absence, by virtue of such absence alone, to have terminated employment with the Corporation or an affiliate except as the Administrator may otherwise expressly determine. Notwithstanding the foregoing, if the Participant is on a voluntarily leave of absence for the purpose of serving the government of the country of which the Participant is a citizen or in which the Participant’s principal place of employment is located and such leave exceeds twelve months in duration, then the Participant shall be deemed to have terminated employment with the Corporation or an affiliate for purposes of this Section IV.2(A).

(B) Termination of Employment by Reason of Death, Long-Term Disability or Normal Retirement. Notwithstanding any provision contained herein or in the Plan, the Restricted Stock Unit Agreement or Performance Share Agreement to the contrary, if a Participant who has been in the continuous employment of the Corporation or any of its affiliates since the Grant Date shall, while in such employment, be terminated as a result of death, Long-Term Disability, or Normal Retirement, then the restrictions imposed on any Restricted Stock Unit Award or Performance Shares shall lapse as to all Share Equivalents granted to such Participant pursuant to such Award on the date of such termination.

(C) Termination of Employment by Reason of Early Retirement. Notwithstanding any provision contained herein or in the Plan or the Restricted Stock Unit Agreement or Performance Share Agreement to the contrary, if a Participant who has been in continuous employment of the Corporation or any of its affiliates since the Grant Date of a Restricted Stock Unit Award or Performance Share Award ceases to be a bona fide employee of the Corporation of an affiliate by reason of Early Retirement, the Administrator may, in its sole discretion (and subject to conditions deemed appropriate in the circumstances), accelerate the vesting schedule of the Participant’s Restricted Stock Units or Performance Shares effective as of the date of the Participant’s Early Retirement.

3. Dividend Equivalents. Dividend equivalents shall be credited in respect of Restricted Stock Units and Performance Shares. Cash dividends shall be credited on behalf of the Participant to a deferred cash account (in a manner designed to comply with Code Section 409A). Stock dividends shall be converted into additional Restricted Stock Units or Performance Shares, which will be subject to all of the terms and conditions of the underlying Restricted Stock Unit Award or Performance Shares, including the same vesting restrictions as the underlying award.

4. Assignability. A Participant shall not be permitted to sell, transfer, pledge, assign or encumber such Restricted Stock Units or Performance Shares, other than pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act.

5. No Shareholder Rights. Neither a Participant nor any person entitled to exercise a Participant’s rights in the event of the Participant’s death shall have any of the rights of a shareholder with respect to the Share Equivalents subject to a Restricted Stock Unit Award or Performance Shares except to the extent that a book entry has been entered in the records of the Corporation’s transfer agent with respect to such Shares upon the payment of any vested Restricted Stock Unit Award of Performance Shares.

6. Time of Payment of Restricted Stock Units and Performance Shares. Upon the lapse of the restriction imposed on Restricted Stock Unit Awards or Performance Shares, all Restricted Stock Units and Performance Shares that were not forfeited pursuant to Sections IV.2(A) or V shall be paid to the Participant as soon as reasonably practicable after the restrictions lapse. Payment shall be made in Shares in the form of a an appropriate book entry entered in the records of the Corporation’s transfer agent recording the Participant’s unrestricted interest in the number of Shares equal to the number of vested Share Equivalents subject to the Restricted Stock Unit Award or Performance Shares. The foregoing notwithstanding, the Participant may elect to defer payment of the Restricted Stock Units in the manner described in Section IV.7.

7. Deferral Election. Each Participant, pursuant to rules established by the Administrator, may be entitled to elect to defer all or a percentage of any payment in respect of a Restricted Stock Unit Award that he or she may be entitled to receive as determined pursuant to Section IV.6. This election shall be made by giving notice in a manner and within the time prescribed by the Administrator and in compliance with Code Section 409A. Each Participant must indicate the percentage (expressed in whole percentages) he or she chooses to defer of any payment he or she may be entitled to receive. If no notice is given, the Participant shall be deemed to have made no deferral election. Each deferral election filed with the Corporation shall become irrevocable in accordance with the terms and conditions of the Corporation’s Deferred Compensation Administration Plan II (DCAP II) (or any successor plan) and in compliance with Code Section 409A.

V.	SPECIAL FORFEITURE AND REPAYMENT RULES

Any other provision of this Statement of Terms and Conditions to the contrary notwithstanding, if the Administrator determines that a Participant has engaged in any of the actions described in 3 below, the consequences set forth in 1 and 2 below shall result:

1. Any outstanding Option shall immediately and automatically terminate, be forfeited and shall cease to be exercisable, without limitation. In addition, any shares of Restricted Stock, Restricted Stock Units or Performance Shares as to which the restrictions have not lapsed shall immediately and automatically be forfeited and such shares or share equivalents shall be returned to the Corporation and all of the rights of the Participant to such shares or share equivalents shall immediately terminate.

2. If the Participant exercised an Option within twelve months prior to the date upon which the Corporation discovered that the Participant engaged in any actions described in 3 below, the Participant, upon written notice from the Corporation, shall immediately pay to the Corporation the economic value realized or obtained by the exercise of such Option measured at the date of exercise. In addition, if the restrictions imposed on any shares of Restricted Stock, Restricted Stock Units or Performance Shares lapsed within twelve months prior to the date the Corporation discovered that the Participant engaged in any action described in 3 below, the Participant, upon written notice from the Corporation, shall immediately pay to the Corporation the economic value realized or obtained with respect to such shares of Restricted Stock, the Restricted Stock Units or the Performance Shares, measured at the date such shares or share equivalents vested.

3. The consequences described in 1 and 2 above shall apply if the Participant, either before or after termination of employment with the Corporation or its affiliates:

(A) Discloses to others, or takes or uses for his own purpose or the purpose of others, any trade secrets, confidential information, knowledge, data or know-how or any other proprietary information or intellectual property belonging to the Corporation or its affiliates and obtained by the Participant during the term of his employment, whether or not they are the Participant’s work product. Examples of such confidential information or trade secrets include, without limitation, customer lists, supplier lists, pricing and cost data, computer programs, delivery routes, advertising plans, wage and salary data, financial information, research and development plans, processes, equipment, product information and all other types and categories of information as to which the Participant knows or has reason to know that the Corporation or its affiliates intends or expects secrecy to be maintained;

(B) Fails to promptly return all documents and other tangible items belonging to the Corporation or its affiliates in the Participant’s possession or control, including all complete or partial copies, recordings, abstracts, notes or reproductions of any kind made from or about such documents or information contained therein, upon termination of employment, whether pursuant to retirement or otherwise;

(C) Fails to provide the Corporation with at least thirty (30) days’ written notice prior to directly or indirectly engaging in, becoming employed by, or rendering services, advice or assistance to any business in competition with the Corporation or its affiliates. As used herein, “business in competition” means any person, organization or enterprise which is engaged in or is about to become engaged in any line of business engaged in by the Corporation or its affiliates at the time of the termination of the Participant’s employment with the Corporation or its affiliates;

(D) Fails to inform any new employer, before accepting employment, of the terms of this paragraph and of the Participant’s continuing obligation to maintain the confidentiality of the trade secrets and other confidential information belonging to the Corporation or its affiliates and obtained by the Participant during the term of his employment with the Corporation or any of its affiliates;

(E) Induces or attempts to induce, directly or indirectly, any of the customers of the Corporation or its affiliates, employees, representatives or consultants to terminate, discontinue or cease working with or for the Corporation or its affiliates, or to breach any contract with the Corporation or any of its affiliates, in order to work with or for, or enter into a contract with, the Participant or any third party; or

(F) Engages in conduct which is not in good faith and which disrupts, damages, impairs or interferes with the business, reputation or employees of the Corporation or its affiliates;

(G) Directly or indirectly engages in, becomes employed by, or renders services, advice or assistance to any business in competition with the Corporation or its affiliates, at any time during the twelve months following termination of employment with the Corporation.

The Administrator shall determine in its sole discretion whether the Participant has engaged in any of the acts set forth in (A) through (G) above, and its determination shall be conclusive and binding on all interested persons.

Any provision of this Section V which is determined by a court of competent jurisdiction to be invalid or unenforceable should be construed or limited in a manner that is valid and enforceable and that comes closest to the business objectives intended by such invalid or unenforceable provision, without invalidating or rendering unenforceable the remaining provisions of this Section V.

VI.	CHANGE IN CONTROL

1. If as a result of a Change in Control, the Corporation’s Common Stock ceases to be listed for trading on a national securities exchange (an “Exchange”), any Option, Restricted Stock Award, Restricted Stock Unit Award, or Performance Shares that are unvested on the effective date of the Change in Control shall continue to vest according to the terms and conditions of such Award, provided that such Award is replaced with an award for voting securities of the resulting corporation or the acquiring corporation, as the case may be, (including without limitation, the voting securities of any corporation which as a result of the Change in Control owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries) (the “Surviving Company”) which are traded on an Exchange (a “Replacement Award”), which Replacement Award, (i) in the case of Options, shall consist of options with the number of underlying shares and exercise price determined in a manner consistent with Code Section 424(a) with vesting and any other terms continuing in the same manner as the replaced Options; (ii) in the case of Performance Shares, shall consist of restricted stock or restricted stock units with a value (determined using the Surviving Company’s stock price as of the effective date of the Change in Control) equal to the value of the Performance Shares (determined using the Corporation’s stock price and assuming attainment of target performance or actual performance achieved, if greater, as of the effective date of the Change in Control), with any restrictions on such restricted stock or restricted stock units lapsing at the end of the measuring period over which performance for the replaced Performance Shares was to be measured prior to the granting of the Replacement Award; and (iii) in the case of Restricted Stock or Restricted Stock Unit Awards, shall consist of restricted stock or restricted stock units with a value (determined using the Surviving Company’s stock price as of the effective date of the Change in Control) equal to the value of the Restricted Stock or Restricted Stock Unit Awards (determined using the Corporation’s stock price as of the effective date of the Change in Control), with any restrictions on such restricted stock or restricted stock units lapsing at the same time and manner as the replaced Award; provided, however, that in the event of a termination by the Corporation without Cause or by the Participant for Good Reason during the vesting period of any Replacement Award, the Replacement Award shall immediately vest; and provided further that upon the vesting date of each Replacement Award, in addition to the fully vested Replacement Award, the Participant shall be entitled to receive a lump sum cash payment equal to the decrease, if any, in the value of a share of the Surviving Company’s stock from the effective date of the Change in Control (as increased on a calendar quarterly basis using an annual interest rate, as of the last business day of the calendar quarter, for zero-coupon U.S. government securities with a constant maturity closest in length to the time period between the effective date of the Change in Control and the date of the vesting of the Replacement Award) to the time of vesting, multiplied by the total number of shares or share equivalents subject to the options, restricted stock, or restricted stock units in the Replacement Award. If Options, Restricted Stock Awards, Restricted Stock Unit Awards, or Performance Shares that are unvested at the effective time of the Change in Control are not replaced with Replacement Awards, such Awards shall immediately vest and, in the case of Performance Shares, shall vest based upon deemed attainment of target performance or actual performance achieved, if greater.

If as a result of a Change in Control, the Corporation’s Common Stock continues to be listed for trading on an Exchange, any unvested Option, Restricted Stock Award, or Restricted Stock Unit Award shall continue to vest according to the terms and conditions of such Award and any Performance Shares shall be replaced with Restricted Stock or Restricted Stock Units where the number of such Restricted Stock or Restricted Stock Units shall be equal to the number of Performance Shares assuming attainment of target performance or actual performance achieved, if greater, as of the effective date of the Change in Control with any restrictions on such Restricted Stock or Restricted Stock Units lapsing at the end of the measuring period over which performance for the replaced Performance Shares was to be measured prior to the granting of the replacement Award; provided however, that, in the event of a termination by the Corporation without Cause or by the Participant for Good Reason during the vesting period of an Award, such Award shall immediately vest; and provided further that upon the vesting date of each Award, in addition to the fully vested Award, the Participant shall be entitled to receive a lump sum cash payment equal to the decrease, if any, in the value of a Share of the Corporation’s stock from the effective date of the Change in Control (as increased on a calendar quarterly basis using an annual interest rate, as of the last business day of the calendar quarter, for zero-coupon U.S. government securities with a constant maturity closest in length to the time period between the effective date of the Change in Control and the date of the vesting of the award) to the time of vesting, multiplied by the total number of shares or share equivalents subject to the Options, Restricted Stock, or Restricted Stock Units.

2. For purposes of this Statement of Terms and Conditions, a “Change in Control” of the Corporation shall be deemed to have occurred if any of the events set forth in any one of the following paragraphs shall occur:

(i) Any “person” (as such term is used in sections 13(d) and 14(d) of the Exchange Act), excluding the Corporation or any of its affiliates, a trustee or any fiduciary holding securities under an employee benefit plan of the Corporation or any of its affiliates, an underwriter temporarily holding securities pursuant to an offering of such securities or a Corporation owned, directly or indirectly, by stockholders of the Corporation in substantially the same proportions as their ownership of the Corporation, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 30% or more of the combined voting power of the Corporation’s then outstanding securities; or

(ii) During any period of not more than two consecutive years, individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a Person who has entered into an agreement with the Corporation to effect a transaction described in clause (i), (iii) or (iv) of this paragraph) whose election by the Board or nomination for election by the Corporation’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(iii) The shareholders of the Corporation approve a merger or consolidation of the Corporation with any other Corporation, other than (A) a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, at least 50% of the combined voting power of the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Corporation (or similar transaction) in which no person acquires more than 50% of the combined voting power of the Corporation’s then outstanding securities; or

(iv) The shareholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation’s assets.

Notwithstanding the foregoing, no Change in Control shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the holders of the Stock immediately prior to such transaction or series of transactions continue to have the same proportionate ownership in an entity which owns all or substantially all of the assets of the Corporation immediately prior to such transaction or series of transactions.

VII.	MISCELLANEOUS

1. No Effect on Terms of Employment. Subject to the terms of any employment contract entered into by the Corporation and a Participant to the contrary, the Corporation (or its affiliate which employs him) shall have the right to terminate or change the terms of employment of a Participant at any time and for any reason whatsoever.

2. Grants to Participants in Foreign Countries. In making grants to Participants in foreign countries, the Administrator has the full discretion to deviate from this Statement of Terms and Conditions in order to adjust grants under the Plan to prevailing local conditions, including custom and legal and tax requirements.

3. Information Notification. Any information required to be given under the terms of a Agreement shall be addressed to the Corporation in care of its Secretary at McKesson Plaza, One Post Street, San Francisco, California 94104, and any notice to be given to a Participant shall be addressed to him at the address indicated beneath his or her name on the Agreement or such other address as either party may designate in writing to the other. Any such notice shall be deemed to have been duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, registered or certified and deposited (postage or registration or certification fee prepaid) in a post office or branch post office regularly maintained by the United States.

4. Administrator Decisions Conclusive. All decisions of the Administrator administering the Plan upon any questions arising under the Plan, under this Statement of Terms and Conditions, or under an Agreement, shall be conclusive.

5. No Effect on Other Benefit Plans. Nothing herein contained shall affect a Participant’s right to participate in and receive benefits from and in accordance with the then current provisions of any pensions, insurance or other employment welfare plan or program offered by the Corporation.

6. Withholding. Each Participant shall agree to make appropriate arrangements with the Corporation and his or her employer for satisfaction of any applicable federal, state or local income tax withholding requirements or payroll tax requirements. With respect to the exercise of an Option, such arrangements may include an election by a Participant to have the Corporation retain some portion of the Stock acquired pursuant to exercise of the Option to satisfy such withholding requirements. The election must be made prior to the date on which the amount to be withheld is determined.

If a qualifying election is made, then upon exercise of an Option, in whole or in part, the Corporation will retain the number of Shares having a value equal to the amount necessary to satisfy any withholding requirements. Calculation of the number of Shares to be withheld shall be made based on the closing price of the Stock on the New York Stock Exchange on the date that the amount of tax to be withheld is determined. In no event, however, shall the Corporation be required to issue fractional shares of Stock.

The Administrator shall be authorized to establish such rules, forms and procedures as it deems necessary to implement the foregoing.

With respect the vesting of an Award other than an Option, if the Participant does not make an arrangement with Corporation and his or her employer for satisfaction of the applicable income and withholding requirements or social security requirements in advance of the vesting date, the Corporation shall retain the number of Shares (that otherwise would have been payable to the Participant) having a value equal to the amount necessary to satisfy any withholding requirements. Calculation of the number of such Shares shall be as described above.

7. Successors. This Statement of Terms and Conditions and the Award Agreements shall be binding upon and inure to the benefit of any successor or successors of the Corporation. “Participant” as used herein shall include the Participant’s Beneficiary.

8. California Law. The interpretation, performance, and enforcement of this Statement of Terms and Conditions and all Award Agreements shall be governed by the laws of the State of California.

VIII.	DEFINITIONS

When capitalized in this Statement of Terms and Conditions, the following terms shall have the meaning set forth below:

1. “Beneficiary” means a person designated as such by a Participant or a Beneficiary. If a Beneficiary has not been designated or if no designated Beneficiary survives the Participant, distribution will be made to the Participant’s surviving spouse, or if none, to the Participant’s children in equal shares, or if none, to the residuary beneficiary under the terms of the Participant’s or Beneficiary’s last will and testament or, in the absence of a last will and testament, to the Participant’s or Beneficiary’s estate as Beneficiary.

2. “Cause” means termination of the Participant’s employment with the Corporation or an affiliate upon the Participant’s negligent or willful engagement in misconduct which, in the sole determination of the Board of Directors of the Corporation (or its designee), is injurious to the Corporation, its employees, or its customers.

3. “Early Retirement” means a termination of employment which occurs prior to Normal Retirement but on or after the date on which the Participant’s age (expressed in terms of years and completed months) plus service with the Corporation equals 65.

4. “Family Member” means any person identified as an “immediate family” member in Rule 16(a)-1(e) of the Exchange Act, as such Rule may be amended from time to time. Notwithstanding the foregoing, the Administrator may designate any other person(s) or entity(ies) as a “family member.”

5. “Good Reason” means any of the following actions, if taken without the express written consent of the Participant, which shall not be affected by the Participant’s incapacity due to physical or mental illness:

(A) Any material change by the Corporation in the Participant ’s functions, duties or responsibilities as President and Chief Executive Officer, which change would cause the Participant ‘s position with the Corporation to become of less dignity, responsibility, importance, or scope as compared to the position and attributes that applied to the Participant immediately prior to the Change in Control, or an adverse change in the Participant ’s title, position or his obligation and right to report directly to the Board;

(B) Any reduction in the Participant ’s base annual salary, MIP target or Long Term Incentive compensation (LTI) targets, which LTI targets include cash awards with performance periods greater than one year and equity based grants, except for reductions that are equivalent to reductions applicable to executive officers of the Corporation;

(C) Any material failure by the Corporation to comply with any of the provisions of an award (or of any employment agreement between the parties) subsequent to a Change in Control;

(D) The Corporation’s requiring the Participant to be based at any office or location more than 25 miles from the office at which the Participant is based on the date immediately preceding the Change in Control, except for travel reasonably required in the performance of the Participant’s responsibilities;

(E) Cancellation of the automatic renewal mechanism set forth in the Participant’s Employment Agreement;

(F) If the Board removes the Participant as Chairman at or after a Change in Control (or prior to a Change in Control if at the request of any third party participating in or causing the Change in Control), unless such removal is required by then-applicable law; or

(G) A change in the majority of the members of the Board as it was construed immediately prior to the Change in Control.

6. “Grant Date” means the date the Administrator grants the Award.

7. “Long-Term Disability” means a physical or mental condition which the Social Security Administration has determined renders the Participant eligible to receive Social Security benefits on account of disability.

8. “Normal Retirement” means retirement at age 65 (62, in the case of a participant in the McKesson Corporation 1984 Executive Benefit Retirement Plan) with at least ten years of Service with the Corporation.

9. “Option Period” means the period commencing on the Grant Date of an Option and, except at otherwise provided in Section II.5, ending on the Termination Date.

10. “Service” means “Service” as defined in the Corporation’s Profit-Sharing Investment Plan.

11. “Short-Term Disability” means short-term disability as defined in the Corporation’s short-term disability plan.

12. “Termination Date” means the date that an Option expires as set forth in the Option Agreement.